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                              [SECRETARY OF THE STATE RECEIVED APR 9 2007 STAMP]


                            CERTIFICATE OF CORRECTION
                                       OF
                METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT

         This Certificate of Correction is filed pursuant to Section 33-611 of the Connecticut Business Corporation Act to correct an inaccuracy in that certain Certificate of Amendment dated February 10, 2006 and filed with the State of Connecticut Secretary of the State on February 14, 2006 (the "Certificate of Amendment") amending the Charter of The Travelers Life and Annuity Company (the "Charter").

         The Certificate of Amendment inaccurately stated that Section 1 of the Charter was "amended and restated in its entirety" when, instead, it should have amended Section 1 of the Charter to delete the words "The Travelers Life and Annuity Company" and to substitute the words "MetLife Life and Annuity Company of Connecticut" in their stead. The remainder of Section 1 of the Charter shall remain in place unaffected by the Certificate of Amendment.

         IN WITNESS WHEREOF, this Certificate of Correction is dated and executed as of the 4th day of April, 2007.


                               METLIFE LIFE AND ANNUITY COMPANY
                               OF CONNECTICUT

                               By: /s/ Daniel D. Jordan
                                   ---------------------------------------------
                                   Name: Daniel D. Jordan
                                   Title: Vice President and Assistant Secretary


[CORPORATE SEAL]


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                              STATE OF CONNECTICUT
                              Insurance Department


[STATE OF CONNECTICUT LOGO]


This is to Certify, that the Certificate of Correction to the Certificate of Amendment to the Charter of the MetLife Life and Annuity Company of Connecticut, dated February 10, 2006, is approved.

                                 WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                                          THIS 9TH DAY OF APRIL, 2007


                                             /s/ Susan F. Cogswell


                                           Insurance Commissioner